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                                                                    EXHIBIT 99.9

                                                   [COUNTRYWIDE HOME LOANS LOGO]

                                                     400 Countrywide Way
March 15, 2005                               Simi Valley, California 93065-6298

RWT HOLDINGS, INC.
591 Redwood Hwy, # 3140
Mill Valley, CA 94941
Attn: Gloria Li

                              OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2004 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.

/s/ Joseph Candelario               March 15, 2005
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Joseph Candelario                   Date
First Vice President
Compliance Officer
Loan Administration

re: Investor Numbers: 7001476, 7001629, 7001755